Exhibit 10.59

LEASE AGREEMENT
THIS LEASE AGREEMENT (this “Lease”) is made and entered into this 28th day of December, 2015 by and between Clinton Catalyst, LLC, an Iowa limited liability company hereinafter referred to as “Landlord,” and Bridgepoint Education, Inc., a Delaware corporation, hereinafter referred to as “Tenant.”
1.Recitals
A.    Landlord is the owner of certain improved real property known as the Ashford University Campus located in Clinton, Iowa generally described as follows, and legally described on Exhibit A (the “Leased Premises”):
(i)    Main campus is located at 400 North Bluff Boulevard and is comprised of eight buildings totaling approximately 326, 722 square feet, is situated on approximately 16.8 acres, and is comprised of eight structures: Regis Hall, Durham Hall, St. Clare Hall, the Ladd Science Building, the Durgin Educational Center/Kehl Arena, St. Francis, the Library, and the Chimney House (Power/Boiler House).
(ii)    The BW Student Residence Hall at 2300 Lincoln Highway (former Best Western) comprises an approximate 6.6-acre site, and is improved with an approximate 82,537 square foot building.
(iii)    The South Campus is an approximate 129.3-acre site located at 1501-1523 Harrison Drive and 1650 South 14th Street formerly known as Clinton Country Club and Golf Course containing roughly 32.9 acres of former golf course that sits adjacent to the athletic field parcel, an approximate 23.6-acre artificial turf soccer/football field with track and an approximate 4,416 square foot athletic building, plus roughly 66.8 acres of former country club land including tennis courts and a swimming pool.
(iv)    The Red House, located at 610 North Bluff Boulevard and comprised of roughly 0.5 acres, contains an approximate 2,113 square foot former dwelling unit currently being used for administrative purposes.
B.    Landlord desires to lease the Leased Premises to Tenant and Tenant desires to lease the Leased Premises from Landlord for the term, at the lease rate, and with the covenants, conditions and provisions described in the following paragraphs.
C.    Landlord acquired the Leased Premises from Tenant on the date of this Lease pursuant to that certain Purchase Agreement and Escrow Instructions dated December 21, 2015, by and between affiliates of Tenant, as seller, and National Loan Acquisitions Company, an Oregon corporation, an affiliate of Landlord, as buyer (as the same may be amended, the “Purchase Agreement”).

2.    Property - Leased Premises
In consideration of the covenants, terms, conditions, agreements, and payments as hereinafter set forth, the parties hereto covenant and agree as follows:
The Landlord does hereby lease to the Tenant the Leased Premises, the leasing of which shall be covered by the terms of this Lease Agreement.
3.    Term
The term of this Lease (the “Term”) shall be for twelve (12) months, which shall commence on the Closing Date (as defined in the Purchase Agreement) (such date being the “Commencement Date”), and unless terminated as herein otherwise provided, shall end at 11:59 p.m. on December 31, 2016.
4.    Base Rent
Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the Base Rental (“Base Rent”) for the Leased Premises in equal monthly installments of $12,500 each in advance of the first day of each month during the Term, except that if the Commencement Date is not the first day of a month, Base Rent for the period commencing on the Commencement Date and ending on the last day of the month in which the Commencement Date occurs shall be apportioned on the basis of the number of days in said month as compared to 365 days and paid on the Commencement Date.
5.    Security Deposit
Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit in the amount of $360,000.00 specified in Item 11 of the Basic Lease Provisions for the performance by Tenant of all terms, covenants and conditions of this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent or the obligation to repair and maintain the Premises or to perform any other term, covenant or condition contained herein, Landlord may (but shall not be required to), without prejudice to any other remedy provided herein or provided by law and without notice to Tenant, use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages sustained by Landlord resulting from Tenant’s default. Tenant shall immediately on demand restore and replenish the portion of the Security Deposit expended or applied by Landlord as provided in this Section so as to maintain the Security Deposit in the sum initially deposited with Landlord. Although the Security Deposit shall be deemed the property of Landlord, if Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the Security Deposit to Tenant within sixty (60) days thereafter. In the event Landlord withholds any funds from the Security Deposit, Landlord shall within said sixty (60) day period provide Tenant with written notice thereof, identifying the specific reasons for the withholding of any portion of the Security Deposit, together with the specific dollar amounts related thereto. Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on any such deposit. Upon any sale or transfer of its interest in the Building, Landlord may transfer the Security Deposit to its successor-in-interest, and thereupon, Landlord shall be released from any liability or obligation with respect thereto. It is expressly understood that the Security Deposit may only be applied to address Tenant’s defaults hereunder, and may not be applied for any deferred maintenance or other matters with respect to the condition of the Premises which are not the result of a Tenant default during the term of this Lease.

6.    Triple Net; Real Property Taxes
Landlord and Tenant agree that (a) this is a triple net lease, (b) Tenant shall be responsible for all obligations which are normally imposed on the owner of real estate with respect to the Leased Premises which may accrue during the Term including, without limitation, responsibility for the payment of all Real Property Taxes (as defined below) payable during the Term, insurance premiums, and all maintenance and structural and non-structural repair and replacement costs and expenses (including, without limitation, the roof) in connection therewith, except as otherwise expressly set forth herein, and (c) the Base Rent and all payments to be made to Landlord hereunder are to be net to Landlord, without deductions or offsets of any kind or nature whatsoever.
As used herein, the term “Real Property Taxes” shall mean any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Leased Premises, Landlord’s right to other income therefrom, and/or Landlord’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the address of the Leased Premises and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Leased Premises are located. Real Property Taxes shall include any increase in any of the foregoing imposed by reason of events occurring during the Term of this Lease, including but not limited to, a change in the ownership of the Leased Premises.
Tenant shall pay all Real Property Taxes estimated to be due during the Term directly to Landlord upon execution of this Lease, and Landlord shall pay the same directly to the charging authority on or before the delinquency date. Tenant’s liability to pay Real Property Taxes shall be prorated, on the basis of a 365-day year to account for any fractional portion of a tax year included at the beginning or end of the Term. Within ten (10) days after the delinquency date for any installment of Real Property Taxes, Landlord shall provide Tenant with evidence of the exact amount of Real Property Taxes due and paid for such installment. If such evidence shows that a credit is due Tenant, such credit shall be credited against Tenant’s next payment of Base Rent, unless this Lease has expired or has been terminated pursuant hereto (and all sums due hereunder have theretofore been paid), in which event such sums shall be refunded to Tenant within thirty (30) days after Tenant’s receipt of such evidence. If such evidence shows that a credit is due Landlord, Tenant shall pay such amount directly to Landlord within thirty (30) days after Tenant’s receipt of such evidence. Tenant shall pay, prior to delinquency and directly to the taxing authority, any and all taxes assessed against and levied upon Tenant’s fixtures, furnishings and equipment, and all personal property of Tenant.

7.    Utilities
Tenant shall be solely responsible for and promptly pay all charges for heat, gas, electric, telephone, refuse disposal, and any other utility serviced used or consumed on the Leased Premises.
8.    Holding Over
In no event shall Tenant have any right, after expiration of the Term, to remain in possession of the Leased Premises. If Tenant remains in possession of the Leased Premises after the expiration of the Term, Landlord shall have all rights and remedies granted to Landlord by the terms of this Lease and under the statutes of the State of Iowa.
9.    Modification or Extensions
No modifications or extension of this Lease shall be binding, unless in writing, signed by the parties hereto, and endorsed hereon and attached hereto.
10.    Alteration — Changes and Additions — Responsibility of Tenant
Without Landlord’s prior written consent, which shall not be unreasonably withheld or conditioned or delayed, Tenant shall not (a) demolish, remove, or otherwise dispose of any of the improvements existing on the Leased Premises as of the Commencement Date, or (b) construct additional Improvements or make any additions or alterations to the Leased Premises (collectively, “Alterations”), other than minor non-structural alterations not exceeding $50,000 in cost that will not materially diminish the value of the Leased Premises (“Minor Alterations”). All changes or alterations to the improvements on the Leased Premises (collectively, the “Work”), shall be conducted in accordance with the following:
(a)    All of Work shall be completed prior to the expiration or earlier termination of the Term.
(b)    Tenant shall be responsible for the accuracy of any plans, specifications and construction schedule for the Work.
(c)    At all times during the Term, the structure and the safety of the improvements on the Leased Premises shall not be adversely affected, no dangerous or hazardous condition shall exist on the Leased Premises, and the improvements on the Leased Premises shall comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements.
(d)    The Work shall at all times be performed in accordance with the terms of all applicable permits. Tenant shall be responsible for obtaining all necessary permits from the City or County of Clinton, Iowa (and any other applicable governmental entity), and paying all costs, for the performance of the Work.
(e)    None of Tenant nor its or any of its employees, agents, contractors and subcontractors (the “Tenant-Related Parties”) shall permit any lien to attach to the Leased Premises as a result of the activities of Tenant or the Tenant-Related Parties, but if any such liens do attach, Tenant shall provide to Landlord within 10 days thereafter, evidence reasonably acceptable to Landlord that such liens has been or shall be, at Tenant’s sole expense, satisfied, bonded over or contested in a manner that will protect Landlord’s interest in the Leased Premises.
(f)    The Work shall be completed in accordance with the terms hereof and in full compliance with all applicable federal, state and local laws, rules and regulations, including environmental laws, rules and regulations. Tenant shall not bring onto or permit to be brought onto the Leased Premises any Hazardous Materials (as defined below). As used herein, the term “Hazardous Materials” means (i) those substances included within the definitions of “hazardous substance,” “hazardous waste,” “hazardous material,” “toxic substance,” “solid waste,” or “pollutant or contaminant” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 [42 USCS §§9601 et seq.]; the Resource Conservation and Recovery Act [42 USCS §§6901 et seq.]; the Clean Water Act [33 USCS §§2601 et seq.]; the Toxic Substances Control Act [15 USCS §§9601 et seq.]; the Hazardous Materials Transportation Act [49 USCS §§1801 et seq.] or under any other Environmental Laws (as defined below); (ii) those substances listed in the United States Department of Transportation Table [49 CFR 172.101], or by the Environmental Protection Agency, or any successor agency, as hazardous substances [40 CFR Part 302]; (iii) other substances, materials, and wastes that are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and (iv) any material, waste, or substance that is: (a) a petroleum or refined petroleum product, (b) asbestos, (c) polychlorinated biphenyl, (d) designated as a hazardous substance pursuant to 33 USCS §1321 or listed pursuant to 33 USCS §1317, (e) a flammable explosive, (f) a radioactive material, or (g) lead impacted soil. As used herein, the term “Environmental Laws” means all laws applicable to the physical condition of the Leased Premises or the presence of any substance thereon, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act (14 U.S.C. Sections 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 5101 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), and any similar federal, state or local laws, all regulations and publications implementing or promulgated pursuant to the foregoing, as any of the foregoing may be amended or supplemented from time to time.
(g)    In connection with the completion of the Work, Tenant shall keep, or cause to be kept, the Leased Premises in an orderly and clean condition.
(h)    The provisions of this Section 10 shall survive the expiration or earlier termination of the Term of this Lease.
11.    Care of Leased Premises; Security — Responsibility of Tenant
During the Term, Tenant agrees to keep and maintain the Leased Premises in the substantially the same condition in which the same exists on the Commencement Date, at Tenant’s sole cost and expense, excluding reasonable wear and tear and alterations and the Work conducted by Tenant pursuant to Section 10 above; provided, however, that Tenant shall have no obligation to repair or replace any improvements unless the same is required by law for occupancy or to comply with the provisions of Section 10 above; provided, further, that Tenant may elect to terminate this Lease in lieu of performing such compliance obligation. Tenant shall conform to all present and future laws and ordinances of any governmental authority having jurisdiction over the Leased Premises. In no event shall Landlord be responsible for any costs associated with the maintenance, repair or alterations of the Leased Premises, including but not limited to those required to comply with applicable law, except to the extent of damage caused by Landlord, its officers, directors, employees, agents or contractors.
Notwithstanding any other provision herein, Landlord has no obligation to, and will not, provide security services to the Leased Premises. Without limiting the provisions of Section 20 of this Lease, Tenant shall indemnify, defend, protect and hold Landlord harmless for, from and against any loss, liability, cost, expense, damage claim or cause of action, including, without limitation, attorneys’ fees, court costs and other litigation expenses and costs, arising from any personal injury, loss of property or other matter occurring on or about the Leased Premises relating to the acts or omissions of any third party provider of security services, any claimed inadequacy of security services, the failure to provide security services or any other matter relating to the security of the Leased Premises. The indemnification obligations of Tenant in this Section 11 shall survive the expiration or earlier termination of this Lease.
12.    Use of Leased Premises
Tenant shall use the Leased Premises as a college campus and for related purposes, or any other legal purposes. Tenant, its employees, students, invitees and guests shall be allowed access to the Leased Premises twenty-four hours per day, seven days per week.
13.    Insurance - Responsibility of Tenant
(a)    Tenant shall procure, pay for and maintain such insurance as described herein, all at Tenant’s sole cost and expense. All policies of insurance maintained by Tenant shall be in a form and substance reasonably acceptable to Landlord. Tenant shall be responsible for payment of any and all deductibles from insured claims under its policies of insurance. Tenant agrees not to violate or permit to be violated any of the conditions or provisions of the insurance policies required to be furnished hereunder, and agrees to promptly notify Landlord of any fire, loss or other casualty. Should Tenant fail to maintain the insurance required, Landlord may, but is not obligated to purchase such insurance and Tenant shall promptly reimburse Landlord for the cost thereof.
(b)    Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or any personal property of such party therein, by reason of any peril normally covered in a standard All Risk or Special Form property insurance policy or if the scope of coverage is broader, then any peril actually covered under the insurance maintained or required to be maintained by such party, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and without regard to whether any such policies are maintained, and without regard to the amount of any deductibles or self-insurance retainage. Each property insurance policy providing the coverage as required above shall also provide that the policy shall not be invalidated in the event that the insured waives, in writing prior to a loss, any or all rights of recovery against any party for losses covered by such policy.
(c)    All Tenant’s policies required above shall be primary for the premises and operations of Tenant. Such policies will not be excess over or contributory with any insurance maintained by Landlord. Landlord shall be named as an additional insured under Tenant's general liability policy. Tenant shall furnish landlord with a copy of the endorsement certificate showing such coverage.
(d)    Tenant shall require that all subcontractors performing the Work or operating in or about the Leased Premises maintain insurance as follows:
(i)    Commercial General Liability Insurance with limits of not less than $1,000,000 per occurrence, and $2,000,000 in the aggregate.
(ii)    Worker Compensation and Employers Liability Insurance as required by the regulations of the jurisdiction in which the Leased Premises is located.
(e)     Compliance with any of the insurance requirements stipulated in this contract will not itself be construed to be limitation of liability of Tenant.
(f)    In the event of loss, Tenant shall cooperate with Landlord in connection with the proceeding and collection of claim settlements.
14.    Regulations on Use — Tenant Responsibility
It shall be Tenant’s sole and exclusive responsibility to meet all regulations and laws of any governmental body having jurisdiction over the Leased Premises as such regulations affect Tenant’s operations, all at Tenant’s sole cost and expense. Tenant further agrees to comply with the requirements of the insurance underwriter or any governmental authorities having jurisdiction of the Leased Premises. If for any reason the Leased Premises does not meet all regulations or laws or requirements of any insurance underwriter or governmental authority, Landlord shall have no obligation to Tenant with respect thereto.
15.    Damage to Leased Premises; Condemnation
In the event of damage to or destruction of all or any part of the Leased Premises, whether or not such damage or destruction is covered by insurance required to be maintained under the terms of this Lease, Landlord shall reconstruct, repair and replace the improvements to a condition comparable in value, quality and use to their condition before such damage or destruction (excluding, however, any leasehold improvements installed by Tenant and further excluding any of Tenant’s trade fixtures, equipment and personal property). Tenant shall assign its right to any insurance proceeds payable in respect of such damage or destruction to the Leased Premises to Landlord to effectuate such repairs. Pending the completion of repairs, Base Rent shall be reduced in the same ratio as the portion of the Leased Premises rendered untenantable by the damage or destruction bears to the value of the total Leased Premises.

If the Leased Premises are totally taken by condemnation (whether by eminent domain, by inverse condemnation or for any public or quasi-public use under any statute or ordinance), this Lease shall terminate on the date of taking. If any portion of the Leased Premises is taken by condemnation (whether by eminent domain, by inverse condemnation or for any public or quasi-public use under any statute or ordinance) and if such partial taking renders the remaining Leased Premises commercially unsuitable for the operation of Tenant’s business thereon, then Tenant may terminate this Lease by giving written notice to Landlord within sixty (60) days after the taking. Any such notice to terminate shall specify a termination date not earlier than thirty (30) days, nor later than ninety (90) days after such notification; provided, however, that this Lease shall terminate on the date of taking if the date of taking is before the termination date specified in such notice. In the event of a partial condemnation which does not render the remaining Leased Premises unsuitable for the operation of Tenant’s business, this Lease shall terminate as to the portion taken on the date of taking, but shall continue in full force and effect as to the remainder of the Leased Premises. If the Lease is not terminated after a partial taking, the Base Rent shall be reduced in the same ratio as the value of the taken portion bears to the value of the total Leased Premises. All amounts awarded upon a taking of any part or all of the Leased Premises shall belong to Landlord, and Tenant shall not be entitled to any part thereof, except that Tenant shall be entitled to retain any amount separately awarded to it for its trade fixtures or moving expenses if such award to Tenant does not reduce Landlord's award.
16.    Inspection of and Right of Entry to Leased Premises
Tenant has inspected the Leased Premises and accepts the same in condition that exists as of the date hereof. Landlord and/or Landlord’s agents and employees shall have the right to enter the Leased Premises at all times during regular business hours with reasonable prior notice (provided that such access does not unreasonably interfere with the operation Tenant’s business on the Leased Premises) and at all times during emergencies to examine the Leased Premises. Landlord shall indemnify, defend, protect and hold Tenant harmless for, from and against any loss, liability, cost, expense, damage claim or cause of action, including, without limitation, attorneys’ fees, court costs and other litigation expenses and costs, arising from any personal injury, loss of property or other matter occurring on or about the Leased Premises caused by the gross negligence or willful misconduct of Landlord and/or Landlord’s agents and employees. Inspection and right of entry hereunder shall be for any purpose and at any time during the Lease subject to notice as specified herein, including but not limited to, the right to appraise any of the Leased Premises, to show any of the Leased Premises to prospective purchasers, to survey the any of the Leased Premises, or to do any other act necessary in the reasonable discretion and judgment of Landlord. Tenant shall have the right to have a representative of Tenant accompany Landlord’s representatives in connection with any such entry. Notice of intent to inspect or enter any of the Leased Premises is sufficient if given by email not less than one (1) business day prior to inspection or entry.
17.    Tenant Default
The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)    Failure to pay, when due, rent or any other monetary sums required to be paid by Tenant hereunder, if such failure continues for ten (10) days after written notice by Landlord to Tenant.
(b)    Failure by Tenant to observe and perform any other provision of this Lease, of such failure continues for thirty (30) days after written notice by Landlord to Tenant; provided, however, that if the default cannot reasonably be cured within such thirty-day period, Tenant shall not be in default if Tenant commences to cure the default within said period and thereafter diligently prosecutes the same to completion.
(c)    The making by Tenant of any general assignment or general arrangement for the benefit of creditors, unless vacated within sixty (60) days.
(d)    The filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy, unless vacated or dismissed within sixty (60) days.
(e)    The appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located on the Leased Premises or Tenant’s interest in this Lease, unless possession is restored to Tenant within sixty (60) days.
(f)    The attachment, execution or other judicial seizure of substantially all of Tenant’s assets located on the Leased Premises or Tenant’s interest in this Lease, unless discharged within sixty (60) days.
18.    Remedies of Landlord
For so long as an Event of Default shall remain uncured, Landlord shall have the following remedies (which remedies are not exclusive and are cumulative and in addition to any rights or remedies at law or in equity now or later allowed to Landlord):
(a)    Landlord can continue this Lease in full force and effect without terminating Tenant’s right of possession, and Landlord shall have the right to collect rent and other monetary charges when due. Landlord may do all acts necessary to maintain or preserve the Leased Premises, as Landlord deems reasonable and necessary, including removal of personal property from the Leased Premises and storage of same in a public warehouse at the expense and risk of the owners thereof. Landlord shall have the right to enter the Leased Premises and re-let them, or any part thereof, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Leased Premises. Reletting can be for a period shorter or longer than the remaining Term of this Lease and at such rent and upon such conditions as Landlord deems reasonable. Any rent received by Landlord from such reletting shall be applied to the payment of:
(i)    First, all costs incurred by Landlord in reletting, excluding any repairs or tenant improvements;

(ii)    Second, rent due and unpaid under this Lease; and
(iii)    Third, future rent as it becomes due under this Lease.
Tenant shall pay to Landlord the rent due under this Lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord permitted under this Section 18(a) shall be deemed an election to terminate this Lease. Notwithstanding that Landlord fails to elect to terminate the Lease immediately after an Event of Default by Tenant, Landlord may, at any time during the Term elect to terminate this Lease as a result of any prior Event of Default which has not been cured. After an Event of Default by Tenant and for as long as Landlord does not terminate Tenant’s right to possession of the Leased Premises, and if Tenant obtains Landlord’s consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability hereunder. Landlord’s consent to such a proposed assignment or subletting shall not be unreasonably withheld.
(b)    Landlord can terminate Tenant’s right to possession of the Leased Premises by any lawful means, at any time after an Event of Default by Tenant. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Leased Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interests under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to recover from Tenant:
(i)    the worth, at the time of the award, of any unpaid rent which had been earned at the time of such termination; plus
(ii)    the worth, at the time of the award, of the amount by which the unpaid rent that would have been earned after the date of termination until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; plus
(iii)    the worth, at the time of the award, of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided.
As used in subparagraphs (i) and (ii) above, the “worth at the time of the award” shall be computed by allowing interest at the maximum rate an individual is permitted by law to charge. As used in subparagraph (iii) above, the “worth at the time of the award” shall be computed by discounting such amount at the discount rate of six percent (6%) per annum. The term “rent,” as used in this Section 18(b), shall include Base Rent and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.
19.    Legal Proceedings — Responsibilities
In the event of proceedings at law or in equity by either party hereto and if the non-defaulting party shall pursue its rights through legal proceedings, then the defaulting party shall pay all costs and expenses, including all reasonable attorney’s fees incurred by the non-defaulting party in pursuing such remedy if the non-defaulting party is awarded substantially the relief requested.

20.    Indemnification
TENANT SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LANDLORD AND ITS MEMBERS, PARTNERS, AFFILIATES, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, DAMAGES, LOSSES, PENALTIES, DEMANDS, CAUSES OF ACTION (WHETHER IN TORT OR CONTRACT, IN LAW OR AT EQUITY, OR OTHERWISE), SUITS, JUDGMENTS, LIENS, DISBURSEMENTS, CHARGES, ASSESSMENTS, AND EXPENSES (INCLUDING COURT COSTS, COSTS OF INVESTIGATION AND REASONABLE ATTORNEYS’ AND EXPERTS’ FEES AND EXPENSES) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM OR ALLEGED TO RESULT FROM ANY OF THE FOLLOWING: (A) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE LEASED PREMISES DURING THE TERM, (B) ANY CONSTRUCTION, ALTERATIONS OR REPAIRS PERFORMED BY OR ON BEHALF OF TENANT, (C) THE USE OF THE PARKING AREAS BY TENANT OR ITS AGENTS, SUBTENANTS, LICENSEES OR VISITORS DURING THE TERM, (D) THE OPERATION OR CONDUCT OF TENANT WITHIN THE LEASED PREMISES DURING THE TERM, OR (E) THE BREACH OF THIS LEASE BY TENANT, IN EACH CASE EXCEPT TO THE EXTENT SAME ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY PERSON INDEMNIFIED PURSUANT TO THIS SENTENCE. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT, ON BEHALF OF ITSELF AND ITS MEMBERS, MANAGERS, OFFICERS, DIRECTORS, OWNERS, PARTNERS, EMPLOYEES, AGENTS, CONTRACTORS, LENDERS, AFFILIATES OR OTHER AUTHORIZED REPRESENTATIVES AND EACH SUCH PERSON’S DIRECT AND INDIRECT MEMBERS, SUCCESSORS, ASSIGNS, HEIRS, PERSONAL REPRESENTATIVES, DEVISEES, AGENTS, PARTNERS, MANAGERS, OFFICERS, DIRECTORS, EMPLOYEES AND AFFILIATES, HEREBY WAIVES ANY AND ALL CLAIMS AGAINST LANDLORD OR ANY PERSON INDEMNIFIED PURSUANT TO THIS SENTENCE ARISING FROM (1) ANY OF THE MATTERS INDEMNIFIED BY TENANT, AND (2) ANY LOSS OR DAMAGE TO PROPERTY OF TENANT LOCATED ON THE LEASED PREMISES BY CASUALTY, THEFT OR OTHERWISE. THIS INDEMNITY SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS LEASE. THIS RELEASE INCLUDES CLAIMS OF WHICH TENANT IS PRESENTLY UNAWARE OR WHICH TENANT DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY TENANT, WOULD MATERIALLY AFFECT TENANT’S RELEASE TO LANDLORD.
21.    Assignment or Subletting
Tenant may not assign the Lease or sublet the Leased Premises (other than to an entity directly or indirectly owned or controlled by Tenant) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If such consent is given, no such assignment or subletting shall relieve Tenant of any of its obligation hereunder and performance of the covenants herein by subtenants shall be considered as performance pro tanto by Tenant.

22.    Interest on Past-Due Obligations
Any amount due to Landlord not paid when due shall bear interest at 10% per annum from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.
23.    Notice Procedure
All notices, demands and requests which may or are required to be given by either party to the other shall be in writing and shall be deemed to have been properly given if served on the other party personally or by facsimile or email if sent on a business day between 9:00 am and 5:30 pm, otherwise the following business day, or the next business day after deposit with a nationally recognized courier service, or three days after deposit with the United States Postal Service if sent by United States registered mail, return receipt requested, properly sealed, stamped, and addressed as follows (or such other address or addresses as Tenant or Landlord shall from time to time designate by notice in writing to the other party):
If to Tenant:
c/o Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego CA 92128
Attn: Jon Allen
Telephone: (866) 475-0317 x13001
Email: Jon.Allen@bpiedu.com

With a copy to:

Bridgepoint Education, Inc.
13500 Evening Creek Drive North, Suite 600
San Diego CA 92128
Attn: Lori Peters
Telephone: (858) 668-2586 x11314
Email: laura.peters@bpiedu.com

And with a copy to:

Procopio, Cory, Hargreaves & Savitch LLP
525 B Street, Suite 2200
San Diego, California 92101
Attn: Thomas W. Turner, Jr., Esq.
Telephone: (619) 515-3276
Email:     tom.turner@procopio.com

If to Landlord:
Clinton Catalyst, LLC
9126 SW Ridder Rd.
Wilsonville, OR 97070
Telephone:
Email: info@clintoncatalyst.com

With a copy to:

James D. Bruhn P.L.C.
Farwell & Bruhn Law Offices
343 5th Avenue South
Clinton, IA 52732
Telephone: 563-242-6162
Email: jbruhn@mcleodusa.net
24.    Controlling Law
The Lease and all terms hereunder shall be construed consistent with the laws of the State of Iowa. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in the County of Clinton and in no other jurisdiction.
25.    Binding Upon Successors
Subject to Section 21 above, the covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors.
26.    Partial Invalidity
If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

27.    Condition of Space
Tenant acknowledges and agrees that it owned and occupied the Leased Premises immediately prior to the date of this Lease and hereby accepts the Leased Premises “AS-IS.” Notwithstanding anything to the contrary contained in this Lease, (i) nothing in this Lease affects Landlord’s obligations, as “Buyer,” or Tenant’s obligations as “Seller,” set forth in the Purchase Agreement, and (ii) nothing contained in this Lease shall impose any obligation upon Tenant (or any person or entity affiliated with Tenant) to the extent such obligation was released by “Buyer” under the Purchase Agreement, or impose any obligation on Landlord with respect thereto, including but not limited to correct or remediate any condition of the Leased Premises. For illustration purposes, but without limiting the generality of the foregoing, if an environmental or other condition exists on, under or about the Leased Premises on or before the Closing Date (as defined in the Purchase Agreement) and Landlord or its predecessor, as buyer, was deemed to have accepted that condition (and released Tenant, as seller, therefrom), then neither Tenant nor Landlord shall have any obligation to correct that condition; provided, however, that if such condition is exacerbated by Tenant during the Term or would otherwise result in a breach of this Lease, Landlord may terminate this Lease.
28.    Negation of Partnership
Landlord shall not become or be deemed to be a partner or joint venturer with Tenant as a result of the provisions of this Lease.

29.    Brokers
Landlord and Tenant each represents and warrants that it has not employed or worked with any broker in connection with the negotiations of the terms of this Lease or the execution thereof and agrees to indemnify, defend and hold harmless the other against any loss, expense or liability with respect to any claims for commissions, finder’s fees or brokerage fees arising from or out of any breach of the foregoing representation and warranty.

30.    Landlord’s Option to Recapture
Subject to the terms of this Section 30, Landlord shall have a continuing right to recapture any portion of the Leased Premises not actually used by Tenant. Landlord shall exercise such right by delivering to Tenant written notice thereof as to any portion of the Leased Premises not then-used by Tenant, which notice shall set forth a description of the portion of the Leased Premises to be recaptured and a proposed reduction to the Base Rent to be paid hereunder (“Landlord’s Recapture Notice”). Tenant shall have fifteen (15) days to provide written notice to Landlord as to whether it agrees with Landlord’s proposed reduction to the Base Rent (based upon the fair market rental value of the portion of the Leased Premises to be recaptured) and, if Tenant so agrees, this Lease shall be automatically amended to reflect such reduction and to eliminate the recaptured portion of the Leased Premises from the definition of “Leased Premises”. If Tenant does not so agree, Landlord and Tenant shall attempt to negotiate in good faith upon the proposed reduction to Base Rent and, if unable to agree, shall each appoint an independent appraiser who shall be familiar with the valuation of comparable property in Iowa, and otherwise qualified to act as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. If the two appraisers are unable to agree on the fair market rental value of the portion of the Leased Premises to be recaptured within thirty (30) days after their appointment, they shall each send their determination of such fair market rent to a third appraiser jointly appointed by them who shall, within ten (10) days after his or her appointment, select one of the fair market rents submitted by the other appraisers that he or she believes best approximates the fair market rental of the Premises. The determination of such appraisers as to the fair market rent of the portion of the Leased Premises to be recaptured (and therefore the reduction to Base Rent hereunder), shall be final and binding on the parties, and this Lease shall be automatically amended to reflect such reduction and to eliminate the recaptured portion of the Leased Premises from the definition of “Leased Premises”.
31.    Counterparts
This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.
[Signature pages attached]

[Tenant’s signature page to Lease]

IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

TENANT: BRIDGEPOINT EDUCATION, INC., a Delaware corporation By: /s/ Diane L. Thompson___________ Diane L. Thompson, Executive Vice President, Secretary and General Counsel

[Signatures continue on next page]

[Landlord’s signature page to Lease]

LANDLORD:

Clinton Catalyst, LLC,
an Iowa limited liability company

By: /s/ Danton Wagner
Name: Danton Wagner
Title: Managing Member

EXHIBIT A
LEASED PREMISES
[TO BE PROVIDED]

Exhibit A